UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2010

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 14, 2010, Identive Group, Inc. (the "Company") announced that it has entered into definitive agreements with accredited and other qualified investors (the "Investors") in connection with the private placement of an aggregate of 4,097,624 shares of its common stock at a price per share of $2.525 (the "Shares") and warrants to purchase an additional 4,097,624 shares of its common stock (the "Warrants") at an exercise price of $2.65. The gross proceeds of the sale are expected to be approximately $10.3 million, and net proceeds are expected to be approximately $9.5 million, after deduction of estimated expenses in connection with the private placement. Closing is expected to occur on or about November 18, 2010.

The sale was made to accredited and other qualified investors in the United States and internationally in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, including Section 4(2) thereof and Regulation D and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. Certain affiliates of the Company participated in the private placement, including Ayman S. Ashour, Chairman and Chief Executive Officer of the Company, Daniel S. Wenzel, a director of the Company, and Lincoln Vale European Partners Master Fund, L.P., a current stockholder of the Company with whom Dr. Hans Liebler, a director of the Company, is affiliated. The Company agreed to promptly file a registration statement with the Securities and Exchange Commission to register the resale of the Shares and shares of common stock issuable upon exercise of the Warrants. The private placement was made pursuant to definitive agreements between the Company and each Investor. The form of agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

The Warrants will be exercisable beginning on the date of issuance and ending on the fifth anniversary of the date of issuance. The number of shares issuable upon exercise of the Warrants is subject to adjustment for any stock dividends, stock splits or distributions by the Company, or upon any merger or consolidation or sale of assets of the Company, tender or exchange offer for the Company's common stock, or a reclassification of the Company's common stock. The form of warrant is filed herewith as Exhibit 4.1 and is incorporated herein by this reference.

This description is qualified in its entirety by reference to the form of agreement and form of warrant, which are attached as exhibits to this Current Report on Form 8-K. Readers should review the form of agreement for a complete understanding of the terms and conditions associated with the private placement. A copy of the Company's press release announcing the private placement is filed herewith as Exhibit 99.1.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

Item 3.03.    Material Modifications to Rights of Security Holders

On November 15, 2010, the Company and the Rights Agent entered into a third amendment to the Preferred Stock Rights Agreement (the "Amendment") to amend the definition of "Acquiring Person" to fix the triggering percentage of beneficial ownership for certain of significant stockholders so that they will not be deemed to be an "Acquiring Person" as a result of any participation by such stockholders in the private placement. This description is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibit 4.2 and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit

Number

4.1        Form of Warrant issued in connection with the agreement forming Exhibit 10.1.

4.2        Third Amendment to Rights Agreement, dated November 15, 2010.
10.1        Form of Subscription Agreement.
99.1        Press Release dated November 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: November 15, 2010	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Form of Warrant issued in connection with the agreement forming Exhibit 10.1.
EX-4.2	Third Amendment to Rights Agreement, dated November 15, 2010.
EX-99.1	Press Release dated November 14, 2010.
EX-10.1	Form of Subscription Agreement.